MetLife - State Street Tax- Exempt Trust

                         Amendment No. 1 to the By-Laws

        That the first sentence of Section 3.6 of Article III of the By-Laws of the MetLife - State Street Tax-Exempt Trust is hereby amended to read as follows:

        "Unless otherwise determined by the Trustees, the President shall be the Chief Executive Officer of the Trust."

Effective as of:
September 30, 1992
------------------

                                                  /s/ Constantine Hutchins, Jr.
                                                  -----------------------------
                                                  Constantine Hutchins, Jr.
                                                  Secretary